Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Ranger Bermuda Topco Ltd

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Shares, par value $0.01 per share	Rule 457(c) and Rule 457(f)(1)	(1) 148,933,281	N/A	$121,380,624(2)	0.00015310	$18,584

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A

	Total Offering Amounts					$121,380,624		$18,584

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$18,584

(1)	Represents the estimated maximum number of common shares, par value $0.01 per share (the “Bermuda NewCo common shares”) of Ranger Bermuda Topco Ltd (the “Registrant”) to be issued upon the completion of the mergers and other transactions contemplated by the Combination Agreement (collectively, the “transaction”), dated as of December 29, 2024, by and among the Registrant, Kestrel Group LLC, the Equityholders of Kestrel Group LLC named therein, Maiden Holdings, Ltd. (“Maiden”), Ranger U.S. NewCo LLC, Ranger Bermuda Merger Sub Ltd and Ranger Merger Sub 2 LLC and is estimated based upon the sum of (i) 143,789,931 Maiden common shares, par value $0.01 per share (“Maiden shares”) outstanding as of March 3, 2025; and (ii) 5,143,350 Maiden shares underlying options and restricted shares of Maiden that will convert into options and restricted shares of the Registrant upon closing of the transaction.

(2)	Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and calculated pursuant to Rules 457(c) and 457(f)(1) under the Securities Act. The proposed maximum aggregate offering price of the Bermuda NewCo common shares was calculated as the product of (i) $0.815, the average of the high and low prices of Maiden shares as of March 4, 2025, which is within five business days prior to the filing of this Registration Statement on Form S-4 and (ii) 148,933,281, the number of Bermuda NewCo common shares that may be issued in exchange for Maiden shares, calculated in accordance with footnote (1) above.